Exhibit 99.1

FINANCIAL CONTACT:	MEDIA CONTACT:
Melissa Poole	Jeff Beckman
717-534-7556	717-534-8090

Hershey Reports Fourth-Quarter and Full-Year 2019 Financial Results;
Provides 2020 Outlook

HERSHEY, Pa., January 30, 2020 - The Hershey Company (NYSE: HSY) today announced net sales and earnings for the fourth quarter and full year ended December 31, 2019. The company also provided its 2020 reported net sales and earnings outlook.

“We had a strong year in 2019 with accelerated business performance and differentiated financial results,” said Michele Buck, The Hershey Company President and Chief Executive Officer. "This was driven by momentum in our core U.S. confection portfolio in both retail takeaway and margin expansion, incremental and profitable international growth, and further expansion of our snacking portfolio. We continued investing in our brands, capabilities, and people and have confidence we will deliver another year of high-quality financial results in 2020.”

Fourth-Quarter 2019 Financial Results Summary1
•Consolidated net sales of $2,068.1 million, an increase of 4.0%.
•Organic, constant currency net sales increased 1.9%.
•The net impact of acquisitions and divestitures on net sales was a 2.2 point benefit, while foreign currency exchange was a 0.1 point headwind.
•Reported net income of $207.2 million, or $0.98 per share-diluted, a decrease of 38.8%.
•Adjusted earnings per share-diluted of $1.28, an increase of 1.6%.
1 All comparisons for the fourth quarter of 2019 are with respect to the fourth quarter ended December 31, 2018

2019 Full-Year Financial Results Summary2
•Consolidated net sales of $7,986.3 million, an increase of 2.5%.
•Organic, constant currency net sales increased 1.8%.
•The net impact of acquisitions and divestitures on net sales was a 1.0 point benefit, while foreign currency exchange was a 0.3 point headwind.
•Reported net income of $1,149.7 million, or $5.46 per share-diluted, a decrease of 2.2%.
•Adjusted earnings per share-diluted of $5.78, an increase of 7.8%.
2 All comparisons for full-year 2019 are with respect to the full year ended December 31, 2018

2020 Full-Year Financial Outlook Summary3
•Full-year reported net sales are expected to increase in the range of 2% to 4%.
◦Acquisitions are estimated to be a 1.0 point benefit to net sales growth4.
◦The impact of foreign currency exchange is anticipated to be a slight headwind based on current exchange rates.
•Full-year reported earnings per share-diluted are expected to be in the range of $6.04 to $6.20, an increase of 11% to 14% versus 2019.
•Full-year adjusted earnings per share-diluted are expected to be in the range of $6.13 to $6.24, an increase of 6% to 8% versus 2019.
3 All comparisons for full-year 2020 are with respect to the full year ended December 31, 2019
4 Reflects the impact from the acquisition of ONE Brands, LLC

Fourth-Quarter 2019 Results
Consolidated net sales were $2,068.1 million in the fourth quarter of 2019 versus $1,987.9 million in the year ago period, an increase of 4.0%. Price realization was a 3.6 point benefit and the net impact of acquisitions and divestitures was a 2.2 point benefit driven by the acquisition of ONE Brands. Volume and foreign currency exchange were a 1.7 point and a 0.1 point headwind, respectively. These results were in line with expectations.

As outlined in the table below, the company’s fourth-quarter 2019 results, as prepared in accordance with U.S. generally accepted accounting principles (GAAP), included items positively impacting comparability of $81.6 million, or $0.30 per share-diluted. For the fourth quarter of 2018, items negatively impacting comparability totaled $56.1 million, or $0.34 per share-diluted.

Reported gross margin was 44.1% in the fourth quarter of 2019, compared to 47.5% in the fourth quarter of 2018, a decrease of 340 basis points. This decrease was driven by lower derivative mark to market gains. Adjusted gross margin was 43.4% in the fourth quarter of 2019, compared to 42.5% in the fourth quarter of 2018, an increase of 90 basis points, driven by net price realization and favorable commodities.

Selling, marketing and administrative expenses increased 6.4% in the fourth quarter of 2019 versus the fourth quarter of 2018, driven by increased advertising spending, higher incentive compensation related to strong 2019 performance and a structural, market-based increase in variable compensation linked to company performance for our managers and individual contributors. Advertising and related consumer marketing expenses increased 2.1% in the fourth quarter of 2019 versus the same period last year driven by advertising increases in North America. Selling, marketing and administrative expenses, excluding advertising and related consumer marketing, increased 8.9% versus the fourth quarter of 2018. This increase was driven by the aforementioned higher incentive compensation and increased variable compensation.

Fourth-quarter 2019 reported operating profit of $286.2 million decreased 32.0% versus the fourth quarter of 2019, resulting in an operating profit margin of 13.8%, a decrease of 740 basis points driven by the recognition of impairment charges to write down long-lived and intangible assets associated with the 2015 KRAVE Pure Foods, Inc. (Krave) acquisition. Adjusted operating profit of $370.5 million increased 0.4% versus the fourth quarter of 2018. This resulted in an adjusted operating profit margin of 17.9%, a decrease of 70 basis points versus the fourth quarter of 2018 as gross margin gains were more than offset by higher incentive compensation.

The effective tax rate in the fourth quarter of 2019 was 4.6%, an increase of 100 basis points versus the fourth quarter of 2018. The adjusted tax rate in the fourth quarter of 2019 was 9.8%, an increase of 30 basis points versus the fourth quarter of 2018. Both the effective and adjusted tax rate increases were driven primarily by lower tax credits versus the year ago period.

The following table presents a summary of items impacting comparability in each period (see Appendix I for additional information):

	Pre-Tax (millions)		Earnings Per Share-Diluted
	Three Months Ended		Three Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Derivative Mark-to-Market Gains	$(15.2)	$(98.8)	$(0.08)	$(0.47)
Business Realignment Activities	0.8	9.2	—	0.05
Acquisition-Related Costs	2.2	8.4	0.01	0.04
Pension Settlement Charges Relating to Company-Directed Initiatives	0.1	1.4	—	0.01
Long-Lived and Intangible Asset Impairment Charges	107.7	28.9	0.51	0.13
Noncontrolling Interest Share of Business Realignment and Impairment Charges	(2.7)	(5.2)	(0.01)	(0.02)
Gain on Sale of Other Assets	(11.3)	—	(0.05)	—
Tax effect of all adjustments reflected above	—	—	(0.08)	(0.08)
	$81.6	$(56.1)	$0.30	$(0.34)

	Pre-Tax (millions)		Earnings Per Share-Diluted
	Twelve Months Ended		Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Derivative Mark-to-Market Gains	$(28.7)	$(168.2)	$(0.14)	$(0.80)
Business Realignment Activities	9.2	51.8	0.04	0.25
Acquisition-Related Costs	10.2	44.8	0.05	0.21
Pension Settlement Charges Relating to Company-Directed Initiatives	2.4	5.5	0.01	0.03
Long-Lived and Intangible Asset Impairment Charges	112.5	57.7	0.53	0.27
Noncontrolling Interest Share of Business Realignment and Impairment Charges	(2.8)	(6.3)	(0.01)	(0.03)
Gain on Sale of Other Assets	(11.3)	(2.7)	(0.05)	(0.01)
Tax effect of all adjustments reflected above	—	—	(0.11)	(0.14)
	$91.5	$(17.4)	$0.32	$(0.22)

The following are comments about segment performance for the fourth quarter of 2019 versus the year-ago period. See the schedule of supplementary information within this press release for additional information on segment net sales and profit.

North America (U.S. and Canada)
Hershey’s North America net sales were $1,812.7 million in the fourth quarter of 2019, an increase of 3.8% versus the same period last year. Price realization was a 4.0 point benefit and the net impact of acquisitions and divestitures was a 2.5 point benefit. Volume was a 2.7 point headwind and foreign currency exchange was negligible.

Total Hershey U.S. retail takeaway for the 12 weeks ended December 29, 20195 in the expanded multi-outlet combined plus convenience store channels (IRI MULO + C-Stores) increased 2.5% versus the prior-year period. Hershey’s U.S. candy, mint and gum retail takeaway increased 2.8%, resulting in a 17 basis point market share gain versus the prior-year period. Hershey’s salty snack retail takeaway increased 11.3% during the latest 12 weeks led by strong Skinny Pop performance.

North America advertising and related consumer marketing expenses increased 5.1% in the fourth quarter of 2019 versus the same period last year driven by advertising. Gross margin gains driven by net price realization and favorable commodities resulted in a segment income increase of 7.0% to $519.8 million in the fourth quarter of 2019, compared to $485.7 million in the fourth quarter of 2018.
5 Includes candy, mint, gum, salty snacks, meat snacks and grocery items

International and Other
Fourth-quarter 2019 net sales for Hershey’s International and Other segment increased 5.8% versus the same period last year, to $255.4 million. Constant currency net sales grew 6.3%, offset by a 0.5 point headwind from foreign currency exchange. Volume was a 5.7 point benefit and net price realization contributed an additional 0.6 points. Combined net sales in our strategic focus markets (Mexico, Brazil, India and China) increased approximately 5.3%. Excluding a 0.7 point headwind from foreign currency exchange rates, combined organic constant currency net sales in Mexico, Brazil, India and China grew approximately 6.0%.

International and Other segment income increased 67.9% to $14.1 million in the fourth quarter of 2019 driven by gains from volume growth and gross margin expansion along with increasingly efficient advertising and related consumer marketing expenses.

A reconciliation between reported net sales growth rates and (i) constant currency net sales growth rates and (ii) organic constant currency net sales growth rates is provided below:

	Three Months Ended December 31, 2019
	Percentage Change as Reported	Impact of Foreign Currency Exchange	Percentage Change on Constant Currency Basis	Impact of Acquisitions and Divestitures	Percentage Change on Organic Constant Currency Basis
Mexico	8.4%	2.7%	5.7%	—%	5.7%
Brazil	2.7%	(9.1)%	11.8%	—%	11.8%
India	16.0%	1.4%	14.6%	—%	14.6%
China	9.2%	(2.3)%	11.5%	—%	11.5%
Total Strategic Focus Markets	5.3%	(0.7)%	6.0%	—%	6.0%

	Twelve Months Ended December 31, 2019
	Percentage Change as Reported	Impact of Foreign Currency Exchange	Percentage Change on Constant Currency Basis	Impact of Acquisitions and Divestitures	Percentage Change on Organic Constant Currency Basis
Mexico	6.7%	(0.3)%	7.0%	—%	7.0%
Brazil	(5.9)%	(8.2)%	2.3%	—%	2.3%
India	4.9%	(3.3)%	8.2%	—%	8.2%
China	(13.4)%	(3.4)%	(10.0)%	(17.7)%	7.7%
Total Strategic Focus Markets	(1.5)%	(2.7)%	1.2%	(2.2)%	3.5%

Unallocated Corporate Expense
Hershey's unallocated corporate expense in the fourth quarter of 2019 was $163.4 million, an increase of $38.2 million, or 30.5% versus the same period of 2018. This increase was driven by higher incentive compensation related to strong 2019 performance and a structural, market-based increase of variable compensation linked to company performance for our managers and individual contributors.

2020 Full-Year Financial Outlook
Full-year reported net sales are expected to increase 2% to 4%. Acquisitions are expected to be a 1.0 point benefit to net sales growth, and the impact of foreign currency exchange is expected to be slightly negative based on current exchange rates.

Full-year reported earnings per share-diluted are expected to be in the range of $6.04 to $6.20, an increase of 11% to 14% versus 2019. Full-year adjusted earnings per share-diluted are expected to be in the range of $6.13 to $6.24, an increase 6% to 8% versus 2019.

Below is a reconciliation of projected 2020, full-year 2019 and full-year 2018 earnings per share-diluted calculated in accordance with GAAP to non-GAAP adjusted earnings per share-diluted:

	2020 (Projected)	2019	2018
Reported EPS – Diluted	$6.04 - $6.20	$5.46	$5.58
Derivative mark-to-market gains	—	(0.14)	(0.80)
Business realignment activities	0.01 - 0.02	0.04	0.25
Acquisition-related costs	0.02 - 0.04	0.05	0.21
Gain on sale of other assets	—	(0.05)	(0.01)
Pension settlement charges relating to company-directed initiatives	0.01 - 0.03	0.01	0.03
Long-lived and intangible asset impairment charges	—	0.53	0.27
Noncontrolling interest share of business realignment and impairment charges	—	(0.01)	(0.03)
Tax effect of all adjustments reflected above	—	(0.11)	(0.14)
Adjusted EPS – Diluted	$6.13 - $6.24	$5.78	$5.36

2020 projected earnings per share-diluted, as presented above, does not include the impact of mark-to-market gains and losses on our commodity derivative contracts that will be reflected within corporate unallocated expense in segment results until the related inventory is sold, since we are not able to forecast the impact of the market changes.

Live Webcast
At 8:30 a.m. ET today, Hershey will host a conference call to elaborate on fourth-quarter and full-year 2019 results. To access this call as a webcast, please go to Hershey’s web site at http://www.thehersheycompany.com.

Note: In this release, Hershey references income measures that are not in accordance with GAAP because they exclude certain items impacting comparability, including business realignment activities, acquisition-related costs, gains realized on the sale of other assets, pension settlement charges relating to company-directed initiatives, long-lived and intangible asset impairment charges, and gains and losses associated with mark-to-market commodity derivatives. These non-GAAP financial measures are used in evaluating results of operations for internal purposes and are not intended to replace the presentation of financial results in accordance with GAAP. Rather, the company believes exclusion of such items provides additional information to investors to facilitate the comparison of past and present operations. A reconciliation of the non-GAAP financial measures referenced in this release to their nearest comparable GAAP financial measures as presented in the Consolidated Statements of Income is provided below.

Reconciliation of Certain Non-GAAP Financial Measures
Consolidated results	Three Months Ended		Twelve Months Ended
In thousands except per share data	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Reported gross profit	$911,912	$944,352	$3,622,478	$3,575,325
Derivative mark-to-market gains	(15,204)	(98,799)	(28,651)	(168,263)
Business realignment activities	—	(2,778)	—	11,323
Acquisition-related costs	1,248	1,207	1,978	6,194
Non-GAAP gross profit	$897,956	$843,982	$3,595,805	$3,424,579

Reported operating profit	$286,198	$421,165	$1,595,952	$1,623,664
Derivative mark-to-market gains	(15,204)	(98,799)	(28,651)	(168,263)
Business realignment activities	770	9,157	9,238	51,827
Acquisition-related costs	2,245	8,416	10,196	44,829
Long-lived and intangible asset impairment charges	107,744	28,912	112,485	57,729
Gain on sale of other assets	(11,289)	—	(11,289)	(2,658)
Non-GAAP operating profit	$370,464	$368,851	$1,687,931	$1,607,128

Reported provision for income taxes	$9,903	$12,370	$234,032	$239,010
Derivative mark-to-market gains*	(2,173)	(7,377)	(3,423)	(15,778)
Business realignment activities*	(189)	(806)	1,950	12,961
Acquisition-related costs*	636	1,846	2,533	9,105
Pension settlement charges relating to Company-directed initiatives*	21	355	584	1,347
Long-lived and intangible asset impairment charges*	23,972	13,732	23,972	15,875
Impact of U.S. tax reform	—	7,754	—	7,754
Gain on sale of other assets*	(2,755)	—	(2,755)	(1,203)
Non-GAAP provision for income taxes	$29,415	$27,874	$256,893	$269,071

Reported net income	$207,187	$336,791	$1,149,692	$1,177,562
Derivative mark-to-market gains	(13,031)	(91,422)	(25,228)	(152,485)
Business realignment activities	959	9,963	7,288	38,866
Acquisition-related costs	1,609	6,570	7,663	35,724
Pension settlement charges relating to Company-directed initiatives	83	1,082	1,808	4,108
Long-lived and intangible asset impairment charges	83,772	15,180	88,513	41,854
Impact of U.S. tax reform	—	(7,754)	—	(7,754)
Noncontrolling interest share of business realignment and impairment charges	(2,725)	(5,191)	(2,849)	(6,348)
Gain on sale of other assets	(8,534)	—	(8,534)	(1,455)
Non-GAAP net income	$269,320	$265,219	$1,218,353	$1,130,072

Reported EPS - Diluted	$0.98	$1.60	$5.46	$5.58
Derivative mark-to-market gains	(0.08)	(0.47)	(0.14)	(0.80)
Business realignment activities	—	0.05	0.04	0.25
Acquisition-related costs	0.01	0.04	0.05	0.21
Pension settlement charges relating to Company-directed initiatives	—	0.01	0.01	0.03
Long-lived and intangible asset impairment charges	0.51	0.13	0.53	0.27
Noncontrolling interest share of business realignment and impairment charges	(0.01)	(0.02)	(0.01)	(0.03)
Gain on sale of other assets	(0.05)	—	(0.05)	(0.01)
Tax effect of all adjustments reflected above**	(0.08)	(0.08)	(0.11)	(0.14)
Non-GAAP EPS - Diluted	$1.28	$1.26	$5.78	$5.36

* The tax effect for each adjustment is determined by calculating the tax impact of the adjustment on the company's quarterly effective tax rate, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.
** Adjustments reported above are reported on a pre-tax basis before the tax effect described in the reconciliation above for Non-GAAP provision for income taxes.

In the assessment of our results, we review and discuss the following financial metrics that are derived from the reported and non-GAAP financial measures presented above:

	Three Months Ended		Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
As reported gross margin	44.1%	47.5%	45.4%	45.9%
Non-GAAP gross margin (1)	43.4%	42.5%	45.0%	44.0%

As reported operating profit margin	13.8%	21.2%	20.0%	20.8%
Non-GAAP operating profit margin (2)	17.9%	18.6%	21.1%	20.6%

As reported effective tax rate	4.6%	3.6%	16.9%	17.0%
Non-GAAP effective tax rate (3)	9.8%	9.5%	17.4%	19.2%

(1) Calculated as non-GAAP gross profit as a percentage of net sales for each period presented.
(2) Calculated as non-GAAP operating profit as a percentage of net sales for each period presented.
(3) Calculated as non-GAAP provision for income taxes as a percentage of non-GAAP income before taxes (calculated as non-GAAP operating profit minus non-GAAP interest expense, net plus or minus non-GAAP other (income) expense, net).

We present certain percentage changes in net sales on a constant currency basis, which excludes the impact of foreign currency exchange.  To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rates in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

A reconciliation between reported net sales growth rates and (i) constant currency net sales growth rates and (ii) organic constant currency net sales growth rates is provided below:

	Three Months Ended December 31, 2019
	Percentage Change as Reported	Impact of Foreign Currency Exchange	Percentage Change on Constant Currency Basis	Impact of Acquisitions and Divestitures	Percentage Change on Organic Constant Currency Basis
North America segment
Canada	1.9%	(0.3)%	2.2%	—%	2.2%
Total North America segment	3.8%	—%	3.8%	2.5%	1.3%

International and Other segment
Mexico	8.4%	2.7%	5.7%	—%	5.7%
Brazil	2.7%	(9.1)%	11.8%	—%	11.8%
India	16.0%	1.4%	14.6%	—%	14.6%
China	9.2%	(2.3)%	11.5%	—%	11.5%
Total International and Other segment	5.8%	(0.5)%	6.3%	—%	6.3%

Total Company	4.0%	(0.1)%	4.1%	2.2%	1.9%

	Twelve Months Ended December 31, 2019
	Percentage Change as Reported	Impact of Foreign Currency Exchange	Percentage Change on Constant Currency Basis	Impact of Acquisitions and Divestitures	Percentage Change on Organic Constant Currency Basis
North America segment
Canada	(1.9)%	(2.3)%	0.4%	—%	0.4%
Total North America segment	2.6%	(0.1)%	2.7%	1.4%	1.3%

International and Other segment
Mexico	6.7%	(0.3)%	7.0%	—%	7.0%
Brazil	(5.9)%	(8.2)%	2.3%	—%	2.3%
India	4.9%	(3.3)%	8.2%	—%	8.2%
China	(13.4)%	(3.4)%	(10.0)%	(17.7)%	7.7%
Total International and Other segment	1.7%	(1.5)%	3.2%	(2.2)%	5.4%

Total Company	2.5%	(0.3)%	2.8%	1.0%	1.8%

Appendix I
Details of the charges included in GAAP results, as summarized in the press release (above), are as follows:

Derivative Mark-to-Market Gains: The mark-to-market losses (gains) on commodity derivatives are recorded as unallocated and excluded from adjusted results until such time as the related inventory is sold, at which time the corresponding losses (gains) are reclassified from unallocated to segment income. Since we often purchase commodity contracts to price inventory requirements in future years, we make this adjustment to facilitate the year-over-year comparison of cost of sales on a basis that matches the derivative gains and losses with the underlying economic exposure being hedged for the period.

Business Realignment Activities: We periodically undertake restructuring and cost reduction activities as part of ongoing efforts to enhance long-term profitability.  During the first quarter of 2017, we commenced the Margin for Growth Program to drive continued net sales, operating profit and earnings per share-diluted growth over the next several years.  This program is focused on improving global efficiency and effectiveness, optimizing the company’s supply chain, streamlining the company’s operating model and reducing administrative expenses to generate long-term savings. During the three- and twelve-month periods of 2019, business realignment charges related primarily to severance expenses and other third-party costs related to this program. During the three- and twelve-month periods of 2018, business realignment charges related primarily to severance expenses, accelerated depreciation and other third-party costs related to this program.

Acquisition-Related Costs: Costs incurred during the three- and twelve-month periods of 2019 related to the integration of the 2019 acquisition of ONE Brands, LLC, as well as the 2018 acquisitions of Amplify Snack Brands, Inc. and Pirate Brands. Costs incurred during the three- and twelve-month periods of 2018 included consultant fees incurred to effectuate the Amplify and Pirate Brands acquisitions, as well as other costs relating to the integration of the businesses.
Pension Settlement Charges Relating to Company-Directed Initiatives: During the three- and twelve-month periods of 2019 and 2018, settlement charges in our hourly defined benefit plan were triggered as a result of lump sum withdrawals by employees retiring or leaving the Company under a voluntary separation plan included within our Margin for Growth and Operational Optimization Programs, which were designed to optimize our production and supply chain network.

Long-Lived and Intangible Asset Impairment Charges: During the three- and twelve-month periods of 2019, we recorded impairment charges to write down long-lived and intangible assets that had been recognized in connection with the 2015 acquisition of Krave, as well as other select long-lived assets that had not yet met the held for sale criteria and impairment charges within our Lotte Shanghai Foods Co., Ltd. disposal group. During the three- and twelve-month periods of 2018, we recorded impairment charges within the Shanghai Golden Monkey (SGM) and Tyrrells disposal groups. These charges represent the excess of the disposal groups' carrying values, including the related currency translation adjustment amounts realized upon completion of the sales, over the sales values less costs to sell for the SGM and Tyrrells businesses.

Noncontrolling Interest Share of Business Realignment and Impairment Charges: Certain of the business realignment and impairment charges recorded in connection with the Margin for Growth Program related to a joint venture in which we own a 50% controlling interest.  Therefore, we have also adjusted for the portion of these charges included within the income (loss) attributed to the noncontrolling interest.
Gain on Sale of Other Assets: In 2019, we recorded a gain on the sale of certain Pennsylvania facilities and land. In 2018, we recorded a gain on the sale of licensing rights for a non-core trademark relating to a brand marketed outside of the United States.
Tax Effect of All Adjustments: This line item reflects the aggregate tax effect of all pre-tax adjustments reflected in the preceding line items of the applicable table. The tax effect for each adjustment is determined by calculating the tax impact of the adjustment on the company’s quarterly effective tax rate, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Many of these forward-looking statements can be identified by the use of words such as “intend,” “believe,” “expect,” “anticipate,” “should,” “planned,” “projected,” “estimated,” and “potential,” among others. These statements are made based upon current expectations that are subject to risk and uncertainty. Because actual results may differ materially from those contained in the forward-looking statements, you should not place undue reliance on the forward-looking statements when deciding whether to buy, sell or hold the company's securities. Factors that could cause results to differ materially include, but are not limited to: issues or concerns related to the quality and safety of our products, ingredients or packaging; changes in raw material and other costs, along with the availability of adequate supplies of raw materials; selling price increases, including volume declines associated with pricing elasticity; market demand for our new and existing products; increased marketplace competition; disruption to our manufacturing operations or supply chain; failure to successfully execute and integrate acquisitions, divestitures and joint ventures; changes in governmental laws and regulations, including taxes; political, economic, and/or financial market conditions; risks and uncertainties related to our international operations; disruptions, failures or security breaches of our information technology infrastructure; our ability to hire, engage and retain a talented global workforce; our ability to realize expected cost savings and operating efficiencies associated with strategic initiatives or restructuring programs; complications with the design or implementation of our new enterprise resource planning system; and such other matters as discussed in our Annual Report on Form 10-K for the year ended December 31, 2018. All information in this press release is as of December 31, 2019. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

The Hershey Company
Consolidated Statements of Income
for the periods ended December 31, 2019 and December 31, 2018
(unaudited) (in thousands except per share amounts)

			Fourth Quarter		Twelve Months
			2019	2018	2019	2018

Net sales			$2,068,125	$1,987,902	$7,986,252	$7,791,069
Cost of sales			1,156,213	1,043,550	4,363,774	4,215,744
Gross profit			911,912	944,352	3,622,478	3,575,325

Selling, marketing and administrative expense			517,200	486,036	1,905,929	1,874,829
Long-lived and intangible asset impairment charges			107,744	28,912	112,485	57,729
Business realignment costs			770	8,239	8,112	19,103

Operating profit			286,198	421,165	1,595,952	1,623,664
Interest expense, net			37,435	37,630	144,125	138,837
Other (income) expense, net			34,442	39,565	71,043	74,766

Income before income taxes			214,321	343,970	1,380,784	1,410,061
Provision for income taxes			9,903	12,370	234,032	239,010

Net income including noncontrolling interest			204,418	331,600	1,146,752	1,171,051

Less: Net loss attributable to noncontrolling interest			(2,769)	(5,191)	(2,940)	(6,511)
Net income attributable to The Hershey Company			$207,187	$336,791	$1,149,692	$1,177,562

Net income per share	- Basic	- Common	$1.02	$1.65	$5.64	$5.76
	- Diluted	- Common	$0.98	$1.60	$5.46	$5.58
	- Basic	- Class B	$0.93	$1.50	$5.12	$5.24

Shares outstanding	- Basic	- Common	148,521	149,402	148,841	149,379
	- Diluted	- Common	210,491	211,060	210,702	210,989
	- Basic	- Class B	60,614	60,614	60,614	60,614

Key margins:
Gross margin			44.1%	47.5%	45.4%	45.9%
Operating profit margin			13.8%	21.2%	20.0%	20.8%
Net margin			10.0%	16.9%	14.4%	15.1%

The Hershey Company
Supplementary Information – Segment Results
for the periods ended December 31, 2019 and December 31, 2018
(unaudited) (in thousands of dollars)

	Fourth Quarter			Twelve Months
	2019	2018	% Change	2019	2018	% Change
Net sales:
North America	$1,812,733	$1,746,456	3.8%	$7,081,764	$6,901,607	2.6%
International and Other	255,392	241,446	5.8%	904,488	889,462	1.7%
Total	$2,068,125	$1,987,902	4.0%	$7,986,252	$7,791,069	2.5%

Segment income:
North America	$519,814	$485,737	7.0%	$2,125,861	$2,020,082	5.2%
International and Other	14,071	8,383	67.9%	95,702	73,762	29.7%
Total segment income	533,885	494,120	8.0%	2,221,563	2,093,844	6.1%
Unallocated corporate expense (1)	163,421	125,269	30.5%	533,632	486,716	9.6%
Mark-to-market adjustment for commodity derivatives (2)	(15,204)	(98,799)	(84.6)%	(28,651)	(168,263)	(83.0)%
Long-lived and intangible asset impairment charges	107,744	28,912	272.7%	112,485	57,729	94.9%
Costs associated with business realignment initiatives	770	9,157	(91.6)%	9,238	51,827	(82.2)%
Acquisition-related costs	2,245	8,416	(73.3)%	10,196	44,829	(77.3)%
Gain on sale of other assets	(11,289)	—	NM	(11,289)	(2,658)	324.7%
Operating profit	286,198	421,165	(32.0)%	1,595,952	1,623,664	(1.7)%
Interest expense, net	37,435	37,630	(0.5)%	144,125	138,837	3.8%
Other (income) expense, net	34,442	39,565	(12.9)%	71,043	74,766	(5.0)%
Income before income taxes	$214,321	$343,970	(37.7)%	$1,380,784	$1,410,061	(2.1)%

(1) Includes centrally-managed (a) corporate functional costs relating to legal, treasury, finance, and human resources, (b) expenses associated with the oversight and administration of our global operations, including warehousing, distribution and manufacturing, information systems and global shared services, (c) non-cash stock-based compensation expense, and (d) other gains or losses that are not integral to segment performance.
(2) Net losses (gains) on mark-to-market valuation of commodity derivative positions recognized in unallocated derivative losses (gains).
NM - not meaningful

	Fourth Quarter		Twelve Months
	2019	2018	2019	2018
Segment income as a percent of net sales:
North America	28.7%	27.8%	30.0%	29.3%
International and Other	5.5%	3.5%	10.6%	8.3%

The Hershey Company
Consolidated Balance Sheets
as of December 31, 2019 and December 31, 2018
(in thousands of dollars)

Assets	2019	2018
	(unaudited)
Cash and cash equivalents	$493,262	$587,998
Accounts receivable - trade, net	568,509	594,145
Inventories	815,251	784,879
Prepaid expenses and other	240,080	272,159

Total current assets	2,117,102	2,239,181

Property, plant and equipment, net	2,153,139	2,130,294
Goodwill	1,985,955	1,801,103
Other intangibles	1,341,166	1,278,292
Other assets	512,000	252,984
Deferred income taxes	31,033	1,166

Total assets	$8,140,395	$7,703,020

Liabilities and Stockholders' Equity

Accounts payable	$550,828	$502,314
Accrued liabilities	702,372	679,163
Accrued income taxes	19,921	33,773
Short-term debt	32,282	1,197,929
Current portion of long-term debt	703,390	5,387

Total current liabilities	2,008,793	2,418,566

Long-term debt	3,530,813	3,254,280
Other long-term liabilities	655,777	446,048
Deferred income taxes	200,018	176,860

Total liabilities	6,395,401	6,295,754

Total stockholders' equity	1,744,994	1,407,266

Total liabilities and stockholders' equity	$8,140,395	$7,703,020